Exhibit 99.2

Unum Therapeutics Presents Preliminary Results from Ongoing Phase 1 Study ATTCK-20-03 at the 2018 ASH Annual Meeting

- Complete Responses Observed in Three of Six Patients at Dose Level 1 and One of Three Patients at Dose Level 2 -

- No SAEs of Cytokine Release Syndrome or Neurological Events Observed in Dose Levels 1 or 2 -

- Currently Dosing Patients at Dose Level 3 -

CAMBRIDGE, MA, December 2, 2018 – Unum Therapeutics Inc. (NASDAQ: UMRX), today announced preliminary results from the ongoing, multicenter Phase 1 ATTCK-20-03 study of ACTR707 in combination with rituximab in patients with relapsed/refractory CD20+ B cell non-Hodgkin lymphoma (r/r NHL) at the American Society of Hematology (ASH) meeting in San Diego, CA.

Unum presented updated data from all patients in the first two dose levels of ACTR707 in combination with rituximab. First-in-human dosing was well tolerated, with no dose-limiting toxicities observed and no serious or severe adverse events of cytokine release syndrome (CRS) or neurological events observed in any patients. Three of the six patients treated at dose level 1 achieved a complete response, two of which were ongoing with greater than 6 months follow up, as of the November 1, 2018 cutoff. One of the three patients in dose level 2 also achieved a complete response, which remained ongoing as of the November 1 cutoff. Based on these data, enrollment in dose level 3 is progressing as planned.

“These preliminary results demonstrate ACTR T cell activity with complete responses at both dose levels, dose-dependent ACTR707 expansion, and a well-tolerated safety profile, supporting further dose escalation,” said Michael Vasconcelles, Chief Medical Officer of Unum. “We are encouraged by these data and the potential of ACTR707 plus rituximab to have a best-in-class profile relative to CD19-directed CAR-T therapies in this heavily pretreated patient population with aggressive non-Hodgkin lymphoma.”

Pharmacodynamic evidence of activity of ACTR707 in combination with rituximab supporting the proof of mechanism includes dose-dependent peak ACTR707 expansion and ACTR707 persistence, detectable > 200 days in the peripheral blood post ACTR707 infusion. Additionally, no impact of ACTR707 on the pharmacokinetics of rituximab has been observed. ACTR707-related serious adverse events were febrile neutropenia in 2 patients and 1 case of pancytopenia.

About the ATTCK-20-03 Trial

ATTCK-20-03 is a Phase I, multi-center, open label, single arm clinical trial evaluating ACTR707 in combination with rituximab in patients with r/r NHL. Eligible patients for enrollment must have, among other criteria, received adequate prior anti-lymphoma therapy, including anti-CD20 monoclonal antibody and chemotherapy, for their CD20+ r/r NHL. Key eligibility criteria include: pre-specified eligible NHL subtypes, including DLBCL, disease progression following immediate prior therapy, adequate organ function and performance status, and measurable disease. The trial design includes a dose escalation phase using an adaptive design, followed by a cohort expansion phase. Primary study objectives are to characterize the safety of ACTR707 in combination with rituximab and to determine the maximum tolerated dose and proposed recommended Phase 2 dose. Secondary study objectives include: assessment of the anti-lymphoma activity of the combination, ACTR707 persistence, rituximab pharmacokinetics, and inflammatory markers and cytokine levels. Following leukapheresis, each patient receives lymphodepletion followed by the first infusion of rituximab and then a single infusion of ACTR707. Rituximab infusions continue on a regular, pre-specified schedule.

About ACTR707

ACTR707 is an investigational drug that is being evaluated in adult patients with CD20+ r/r NHL in combination with rituximab as well as in adult patients with other cancer types in combination with other antibodies. ACTR707 was identified through a comprehensive high-throughput screening effort aimed at identifying receptors with improved functional characteristics across several dimensions. In preclinical testing, ACTR707 demonstrated potent activity against a wide range of hematologic and solid tumor cancers. Given the challenges of the immunosuppressive solid tumor microenvironment, Unum believes that ACTR707’s increased activity may be particularly important in addressing solid tumor cancers. ACTR707 is currently being tested in combination with rituximab in patients with r/r NHL in a Phase I multi-center open label clinical trial, ATTCK-20-03. Testing is expected to be initiated later in 2018 in ATTCK-34-01, a Phase I multi-center open label clinical trial exploring the combination of ACTR707 with trastuzumab in patients with HER2+ advanced cancers.

About Unum Therapeutics

Unum Therapeutics is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel immunotherapy products designed to harness the power of a patient’s immune system to cure cancer. Unum’s novel proprietary technologies include Antibody-Coupled T cell Receptor (ACTR), a universal, engineered cell therapy intended to be used in combination with a wide range of tumor-specific antibodies to target different tumor types, and Bolt-On Chimeric Receptor (BOXR), an approach for improving T cell functionality to enable solid tumor cancer applications. Unum has three product candidates currently in Phase I clinical testing, including: ACTR707 used in combination with rituximab, an anti-CD20 antibody, in adult patients with relapsed or refractory non-Hodgkin lymphoma (r/r NHL); ACTR087 used in combination with the novel antibody SEA-BCMA in adult patients with relapsed or refractory multiple myeloma; and ACTR707 used in combination with trastuzumab, an anti-human epidermal growth factor receptor 2 (HER2) antibody, in adult patients with HER2+ advanced cancer.

The Company is headquartered in Cambridge, MA.

Forward looking Statements

This press release contains forward-looking statements. Statements in this press release about our future expectations, plans and prospects, our long-term growth and our ability to achieve our strategy, the design of our clinical trials, including ATTCK-20-03, the anticipated timing and outcomes of our clinical trials, the development of our product candidates, including the three lead ACTR product candidates, the results of our clinical trials, including ATTCK-20-03, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results could differ materially from the projections disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to the accuracy of our estimates regarding expenses, future revenues, capital requirements, and the need for additional financing, the success, cost and timing of our product development activities and clinical trials, our ability to obtain and maintain regulatory approval for our product candidates, and the other risks and uncertainties described in the “Risk Factors” sections of our public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Investor Contact:

Stephanie Ascher, 212-362-1200

stephanie@sternir.com

Media Contact:

Paul Kidwell, 617-680-1088

paul.kidwell@unumrx.com